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                                                             Exhibit 10(d)
                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


        THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of October , 1995 by and between INTER(bullet)ACT SYSTEMS, INCORPORATED, a North Carolina corporation (the "Company"), and VANGUARD CELLULAR OPERATING CORP., a Delaware corporation (together with its successors and permitted assigns, the "Investor");

        WHEREAS, the Company and Vanguard Cellular Systems, Inc., a North Carolina corporation and parent corporation of the Investor (the "Parent"), entered into a Registration Rights Agreement as of May 8, 1995 (the "Registration Rights Agreement") pursuant to which the Parent and its successors and permitted assigns were granted certain rights, including rights to have the Company register under the Securities Act (as defined in the Registration Rights Agreement) the Registrable Securities (as defined in the Registration Rights Agreement); and

        WHEREAS, by Assignment dated as of August 8, 1995, the Parent assigned all of its right, title and interest in and to the Registration Rights Agreement to the Investor; and

        WHEREAS, the Investor has agreed to purchase a substantial number of additional shares of common stock of the Company, no par value per share (the "Common Stock"), conditioned upon the Company's granting to the Investor certain additional rights with respect to all shares of Common Stock owned by the Investor;

        NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

        1. Amendments. The Registration Rights Agreement is hereby amended as follows:

                (a) The Investor shall be substituted for the Parent as the Investor under the Registration Rights Agreement.

                (b) Section 2(a) of the Registration Agreement is hereby amended in its entirety to read as follows:

                At any time during the term of this Agreement and after six months from the date that the first registration statement filed by the Company under the Securities Act becomes effective, upon the written request of the Investor requesting that the Company effect the registration under the Securities Act of its Registrable Securities (which request shall specify the intended method of distribution thereof),


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                the Company shall use its best efforts to register under the
                Securities Act (a "Demand Registration") as expeditiously as may be practicable, the Registrable Securities that the Company has been requested to register provided, however, that the Investor shall not be entitled to request any Demand Registration within the twelve-month period immediately following the date of any previous request for a Demand Registration hereunder.

        2. Registration Rights Agreement in Effect. The Registration Rights Agreement, as amended hereby, shall remain in full force and effect and is hereby confirmed by the parties hereto.

        3. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective officers duly authorized and their respective corporate seals affixed hereto as the day and year first above written.

                                    INTER(bullet)ACT SYSTEMS, INCORPORATED
ATTEST:


                                                 By:
                                                         President

     Secretary

        [Corporate Seal]

                                    VANGUARD CELLULAR OPERATING CORP.

ATTEST:

                                                 By:
                                                        President

          Secretary

        [Corporate Seal]

                                       -2-

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